CERTIFICATE OF MERGER

OF

ACADIA RESOURCES, INC.
(a Nevada corporation)

AND

SUNOVIA ENERGY TECHNOLOGIES, INC.
(a Nevada Corporation)

UNDER NRS 92A.200 OF THE REVISED STATUTES

OF THE STATE OF NEVADA

The undersigned corporations organized and existing under and by virtue of the Revised Statutes of the State of Nevada,
DO HEREBY CERTIFY:

FIRST:                       That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME                                                                            STATE OF INCORPORATION

Acadia Resources, Inc.                                                                                      Nevada

Sunovia Energy Technologies, Inc.                                                                Nevada

SECOND:                   That 100% of the outstanding stock of Sunovia Energy Technologies, Inc. is owned by Acadia Resources, Inc.

THIRD:                       That the name of the surviving corporation of the merger is Acadia Resources, Inc., which will continue its existence as said surviving corporation under the name Acadia Resources, Inc

FOURTH:                   That the Certificate of Incorporation of Acadia Resources, Inc, a Nevada corporation, the surviving corporation, shall be the Articles of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

       “FIRST:               The name of the corporation is Sunovia Energy Technologies, Inc.”

FOURTH:                   That the members of the Board of Directors of Acadia Resources, Inc unanimously adopted the following resolution by written consent on the __th day of November, 2007:

RESOLVED, that the Company's wholly-owned subsidiary, Sunovia Energy Technologies, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Nevada, the Company's name shall be changed to Sunovia Energy Technologies, Inc.

FIFTH:                        This merger shall be effective on December 11, 2007.
IN WITNESS WHEREOF, the undersigned have executed this Certificate this __th day of November 2007.

ACADIA RESOURCES, INC.

By:	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer

SUNOVIA ENERGY TECHNOLOGIES, INC.

By:	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer